Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan of our report dated March 31,2026, relating to the financial statements of SharonAI Holdings Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 31, 2026.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

September 24, 2026

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